EXHIBIT 99.1

Investors Title Company Announces Fourth Quarter and Fiscal Year 2008 Results

CHAPEL HILL, N.C., Feb. 17, 2009 (GLOBE NEWSWIRE) -- Investors Title Company (Nasdaq:ITIC) today announced its results for the quarter and year ended December 31, 2008. For the fourth quarter ended December 31, 2008, the Company reported a net loss of $3,950,278 compared with net income of $1,068,080 for the same three-month period in 2007. Net loss per diluted share equaled $1.72 compared with net income per diluted share of $0.43 in the same period last year. Net premiums written decreased 20.4% to $12,389,025; investment income decreased 23.1% to $1,086,935; and exchange services revenue decreased 87.1% to $152,201.

For the year ended December 31, 2008, the Company reported a net loss of $1,182,799, compared with net income of $8,402,335 for 2007. Diluted loss per share was $0.50, compared with diluted income per share of $3.35 for 2007. Net premiums written decreased 9.0% to $63,662,187; investment income decreased 12.3% to $4,558,735; and revenues decreased 16.3% to $71,123,261 compared with the prior year.

Operating results for the fourth quarter ended December 31, 2008 were primarily impacted by an increase in the provision for claims, which included $5.2 million for three large claims, and $2.25 million in realized losses on investments which include approximately $1.4 million of losses on sales related to tax planning and $855,000 of charges due to impairments. Ongoing weakness in real estate activity led to a 19.2% decline in net premiums written from the third quarter level. Lower transaction volumes along with declining values of investment properties dramatically lowered the demand for tax-deferred exchange services.

"Operating conditions remained extremely challenging during the fourth quarter as we experienced not only a continued decline in sales but a spike in claims," commented J. Allen Fine, the Company's Chairman. "The bulk of the increase in claims was comprised of three occurrences and they are generally attributable to extreme conditions in the real estate market. The largest, at $3.3 million, was for unpaid mechanic liens by a large regional builder and the other two were both fraud-related, where funds intended to pay off mortgages were diverted out of trust accounts for personal use by individuals."

"As sales of new homes continued to deteriorate rapidly in the last quarter of 2008, we tightened underwriting procedures for providing mechanic lien coverage in our core market in order to improve the process for discovering the presence of unpaid subcontractors at the time of a new home sale," Mr. Fine continued. "Although fraud-related claims can be difficult to detect, we continually work to further refine risk management practices to mitigate this type of risk."

"We are closely monitoring conditions in the current real estate market in order to best position the Company during this downturn while being mindful of opportunities to enhance our competitive strengths and marketing position, and prepare ourselves for when the market stabilizes."

Investors Title Company is engaged through its subsidiaries in the business of issuing and underwriting title insurance policies. The Company also provides services in connection with tax-deferred exchanges of like-kind property and investment management services to individuals, companies, banks and trusts.

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include any predictions regarding activity in the U.S. real estate market. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. For more details on risk, uncertainties and other factors that could affect expectations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission.

                Investors Title Company and Subsidiaries
                       Consolidated Balance Sheets
                     As of December 31, 2008 and 2007
                               (Unaudited)

                                         December 31,     December 31,
                                             2008             2007
                                         ------------     ------------
 Assets
  Investments in securities:
    Fixed maturities:
     Held-to-maturity, at
      amortized cost                    $    451,681      $  1,052,535
     Available-for-sale, at fair value    87,708,500        90,530,946
   Equity securities,
    available-for-sale,
    at fair value                          9,965,297        14,431,866
   Short-term investments                 15,725,513        21,222,533
   Other investments                       2,040,962         1,788,501
                                        ------------      ------------
       Total investments                 115,891,953       129,026,381

  Cash and cash equivalents                5,155,046         3,000,762
  Premiums and fees receivable, net        4,933,797         6,900,968
  Accrued interest and dividends           1,225,070         1,254,641
  Prepaid expenses and other assets        3,992,975         1,276,806
  Property acquired in settlement
   of claims                                 395,734           278,476
  Property, net                            4,422,318         5,278,891
  Deferred income taxes, net               3,841,295         2,625,495
                                        ------------      ------------

 Total Assets                           $139,858,188      $149,642,420
                                        ============      ============

 Liabilities and Stockholders' Equity
 Liabilities:
  Reserves for claims                   $ 39,238,000      $ 36,975,000
  Accounts payable and accrued
   liabilities                            10,294,912        11,236,781
  Commissions and reinsurance payable        467,388           406,922
  Current income taxes payable                    --         1,747,877
                                        ------------      ------------
      Total liabilities                   50,000,300        50,366,580
                                        ------------      ------------

 Stockholders' Equity:
  Common stock - no par value
   (shares authorized 10,000,000;
   2,293,268 and 2,411,318 shares
   issued and outstanding 2008 and
   2007, respectively, excluding
   291,676 shares for 2008 and
   2007 of common stock held
   by the Company's subsidiary)                    1                 1
  Retained earnings                       88,248,452        95,739,827
  Accumulated other
   comprehensive income                    1,609,435         3,536,012
                                        ------------      ------------
      Total stockholders' equity          89,857,888        99,275,840
                                        ------------      ------------

 Total Liabilities and Stockholders'
  Equity                                $139,858,188      $149,642,420
                                        ============      ============

               Investors Title Company and Subsidiaries
                   Consolidated Statements of Income
                      December 31, 2008 and 2007
                              (Unaudited)

                      For The Three             For The Twelve
                      Months Ended               Months Ended
                       December 31                December 31
                --------------------------  --------------------------
                   2008          2007          2008          2007
                ------------  ------------  ------------  ------------
 Revenues:
  Underwriting
   income:
    Premiums
     Written    $ 12,444,198  $ 15,622,242  $ 63,937,276  $ 70,248,166
    Less-
     premiums
     for
     reinsurance
     ceded            55,173        51,427       275,089       264,177
                ------------  ------------  ------------  ------------
      Net
       premiums
        written   12,389,025    15,570,815    63,662,187    69,983,989
  Investment
   income-
   interest and
   dividends       1,086,935     1,413,938     4,558,735     5,197,178
  Net realized
   (loss) gain
   on investments (2,252,790)       34,660    (2,922,376)      921,871
  Exchange
   services
   revenue           152,201     1,182,189     1,166,141     4,340,062
  Other              937,608     1,240,400     4,658,574     4,499,187
                ------------  ------------  ------------  ------------
      Total
       Revenues   12,312,979    19,442,002    71,123,261    84,942,287
                ------------  ------------  ------------  ------------

 Operating
  Expenses:
   Commissions
    to agents      5,740,911     6,386,094    27,717,807    28,424,960
   Provision
    for claims     6,876,805     1,609,440    15,206,637    10,134,719
   Salaries,
    employee
    benefits
    and payroll
    taxes          3,542,233     5,317,243    19,605,500    20,819,094
   Office
    occupancy and
    operations     1,267,435     1,419,183     5,107,843     5,598,576
   Business
    development      482,199       625,540     2,104,935     2,183,853
   Filing
    fees and
    taxes, other
    than payroll
    and income       163,123        62,192       587,235       531,777
   Premium and
    retaliatory
    taxes            251,999       317,516     1,281,297     1,496,448
   Professional
    and contract
    labor fees       289,146       712,420     1,684,208     2,789,878
   Other             245,406       377,294     1,044,598     1,138,647
                ------------  ------------  ------------  ------------
     Total
      Operating
      Expenses    18,859,257    16,826,922    74,340,060    73,117,952
                ------------  ------------  ------------  ------------

 (Loss) Income
  Before Income
  Taxes          (6,546,278)     2,615,080   (3,216,799)    11,824,335
                ------------  ------------  ------------  ------------

 (Benefit)
  Provision
  For Income
  Taxes          (2,596,000)     1,547,000   (2,034,000)     3,422,000
                ------------  ------------  ------------  ------------

 Net (Loss)
  Income        $(3,950,278)  $  1,068,080  $(1,182,799)  $  8,402,335
                ============  ============  ============  ============

 Basic (Loss)
  Earnings
  Per Common
  Share         $     (1.72)  $       0.44  $     (0.50)  $       3.39
                ============  ============  ============  ============

 Weighted
  Average
  Shares
  Outstanding -
  Basic            2,293,086     2,452,416     2,364,361     2,479,321
                ============  ============  ============  ============

 Diluted (Loss)
  Earnings Per
  Common Share  $     (1.72)  $       0.43  $     (0.50)  $       3.35
                ============  ============  ============  ============

 Weighted
  Average
  Shares
  Outstanding -
  Diluted          2,293,086     2,473,049     2,364,361     2,508,609
                ============  ============  ============  ============

               Investors Title Company and Subsidiaries
                     Net Premiums Written By State
                      December 31, 2008 and 2007
                              (Unaudited)

                         For the                   For the
                    Three Months Ended       Twelve Months Ended
                       December 31               December 31
 State              2008         2007         2008         2007
 ------------------------------------------------------------------
 Illinois        $   555,933  $   372,152  $ 2,140,440  $ 1,653,518
 Kentucky            563,858      683,496    2,957,744    2,563,039
 Michigan            594,403      723,256    3,326,904    3,073,006
 New York            435,994      605,560    2,106,033    2,412,625
 North Carolina    5,505,815    7,678,826   30,527,923   34,544,366
 Pennsylvania        373,473      370,792    1,762,444    1,512,745
 South Carolina    1,677,829    1,886,231    7,556,153    7,637,330
 Tennessee           343,527      565,678    2,063,411    2,599,686
 Virginia          1,087,891    1,274,943    5,789,337    6,121,746
 West Virginia       460,496      484,318    2,077,603    2,029,885
 Other               775,680      945,841    3,462,391    6,057,404
                 -----------  -----------  -----------  -----------
   Direct
    Premiums     $12,374,899  $15,591,093  $63,770,383  $70,205,350
 Reinsurance
  Assumed             69,299       31,149      166,893       42,816
 Reinsurance
  Ceded             (55,173)     (51,427)    (275,089)    (264,177)
                 -----------  -----------  -----------  -----------
   Net Premiums
    Written      $12,389,025  $15,570,815  $63,662,187  $69,983,989
                 ===========  ===========  ===========  ===========

               Investors Title Company and Subsidiaries
               Net Premiums Written By Branch and Agency
                      December 31, 2008 and 2007
                              (Unaudited)

                      For The Three Months Ended
                              December 31
            ----------------------------------------------
               2008%          2007%
            -----------      ---      -----------      ---
 Branch     $ 4,360,037       35      $ 6,746,222       43

 Agency       8,028,988       65        8,824,593       57
            -----------      ---      -----------      ---

 Total      $12,389,025      100      $15,570,815      100
            ===========      ===      ===========      ===

                      For The Twelve Months Ended
                              December 31
            ----------------------------------------------
               2008%          2007%
            -----------      ---      -----------      ---
 Branch     $24,312,013       38      $30,144,691       43

 Agency      39,350,174       62       39,839,298       57
            -----------      ---      -----------      ---

 Total      $63,662,187      100      $69,983,989      100
            ===========      ===      ===========      ===

CONTACT:  Investors Title Company
          Elizabeth B. Lewter
          (919) 968-2200